EXHIBIT 99.2


                       UNAUDITED PRO FORMA CONSOLIDATED
                             FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements are based on Flowserve Corporation's (the "Company") consolidated financial statements and the historical combined financial statements of the Flow Control Division of Invensys plc ("IFC"), adjusted to give effect to the acquisition of IFC (the "Acquisition"), the financing for the Acquisition described in the Current Report on Form 8-K to which this Exhibit relates (the "Financing"), the refinancing of the Company's existing tranche B term loan facility described in the Current Report on Form 8-K to which this Exhibit relates (the "Refinancing") and the application of the net proceeds of the Financing and the Refinancing, including the repayment of a portion of the outstanding indebtedness under the Company's existing senior credit facilities (collectively, with the Acquisition, the Financing and the Refinancing, the "Transactions"). The unaudited pro forma consolidated statement of operations for the year ended December 31, 2001 gives effect to the Transactions, as if each had occurred on January 1, 2001. The unaudited pro forma consolidated balance sheet as of December 31, 2001 gives effect to the Transactions as if each had occurred on December 31, 2001.

The unaudited pro forma consolidated financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information. In the Company's opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma consolidated financial statements do not purport to represent what the Company's results of operations or financial position would actually have been if the Transactions had occurred on such dates or to project the Company's results of operations or financial position for any future date or period. The unaudited pro forma consolidated statements reflect the Company's preliminary estimates of the allocation of the purchase price for the Acquisition and are subject to change. The unaudited pro forma consolidated financial statements do not reflect any operating efficiencies and cost savings that the Company may achieve with respect to the combined entities nor any expense associated with achieving these benefits.

The historical combined financial statements of IFC in the pro forma consolidated financial information are based on IFC's combined financial statements after conversion to accounting principles generally accepted in the United States of America ("US GAAP") and U.S. dollars. The Company derived IFC's combined financial statements as of and for the twelve months ended December 29, 2001 based on IFC's unaudited combined financial statements for the nine months ended December 29, 2001 and December 30, 2000, and audited combined financial statements for the fiscal year ended March 31, 2001. IFC's historical combined statement of operations for the twelve months ended December 29, 2001 was prepared in pounds sterling, and has been converted into U.S. dollars using the average exchange rate for the year ended December 31, 2001 of (pound)1.00 = $1.4438. IFC's historical combined balance sheet as of December 29, 2001 was prepared in pounds sterling, and has been converted into U.S. dollars using the exchange rate at December 31, 2001 of (pound)1.00 = $1.4560.



                                      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                    Year Ended December 31, 2001

                                                                                                Pro Forma
                                                                 Flowserve          IFC        Adjustments       Pro Forma
                                                                -----------     -----------   -------------     ------------
                                                                          (In thousands, except per share data)



        Sales..............................................      $1,917,507     $ 524,694      $   --            $2,442,201
        Cost of sales......................................       1,302,955       320,678         2,819 (a)       1,626,452
                                                                 ----------     ----------     --------         -----------
        Gross profit.......................................         614,552       204,016        (2,819)            815,749
          Selling, general and administrative
             expense.......................................         410,563       143,951        (7,670)(a)         546,844
          Restructuring and integration expenses...........          61,835         7,364           --               69,199
                                                                 ----------     ----------     --------         -----------
        Operating income...................................         142,154        52,701         4,851             199,706
          Net interest expense.............................         118,072         4,332         4,657 (b)         122,729
                                                                                                 (4,332)(c)
             Other income, net.............................          (1,547)       (2,743)          --               (4,290)
                                                                 ----------     ----------     --------         -----------
        Earnings before income taxes and
           extraordinary items.............................          25,629        51,112         4,526              81,267
        Provision for income taxes.........................           9,275        21,802         1,833 (d)          32,910
                                                                 ----------     ----------     --------         -----------
        Earnings before extraordinary items................   $      16,354     $  29,310      $  2,693          $   48,357
                                                                 ==========     ==========     ========         ===========
        Earnings per share before extraordinary items
        (basic and diluted)................................                                                     $      1.00
                                                                                                                ===========
        Weighted average shares outstanding................          39,330                       9,200 (e)          48,530

     See accompanying notes to unaudited pro forma consolidated financial statements.

                                                                             2

                                           UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                          December 31, 2001

                                                                                                Pro Forma
                                                                 Flowserve          IFC        Adjustments       Pro Forma
                                                                -----------     -----------   -------------     ------------
                                                                          (In thousands, except per share data)

            Current assets:
                 Cash and cash equivalents.............     $     21,533        $  62,608     $ (57,783)(f)     $     26,358
                 Accounts receivable, net..............          455,861           72,654        (3,203)(f)          525,312
                 Inventories...........................          347,591          102,939         4,713 (g)          455,243
                 Other current assets..................           73,154           23,005        (6,843)(f)           89,316
                                                            ------------        ---------     ----------        ------------
                   Total current assets................          898,139          261,206       (63,116)           1,096,229
              Property, plant and equipment, net.......          362,388          155,210        32,555 (h)          550,153
              Goodwill and other intangible
                 assets, net...........................          646,254          270,816       (22,962)(i)          894,108
              Invensys Group balances..................               --          171,080      (171,080)(f)             --
              Other assets.............................          145,194            9,901         4,953 (j)          154,587
                                                                                                 (9,672)(k)
                                                                                                  4,211 (l)
                                                            ------------        ---------     ----------        ------------
              Total assets.............................     $  2,051,975        $ 868,213    $ (225,111)       $  2,695,077
                                                            ============        =========     ==========        ============
              Current liabilities:
                 Accounts payable......................     $    178,480        $  39,166     $  (2,766)(f)     $    214,880
                 Accrued expenses and other
                   current liabilities.................          193,768           65,666       (45,427)(f)          214,007
                 Long-term debt due within one
                   year................................           44,523            3,640        (3,640)(f)           56,997
                                                                                                 12,474 (m)
                                                            ------------        ---------     ----------        ------------
                   Total current liabilities...........          416,771          108,472       (39,359)             485,884
              Long-term debt due after one year........          996,222           12,958       (12,958)(f)        1,256,591
                                                                                                260,369 (m)
              Invensys Group balances..................               --          195,832      (195,832)(f)             --
              Retirement benefits and deferred
                 items.................................          227,963           76,731       (32,760)(f)          271,934
              Shareholders' equity.....................          411,019          474,220       275,836 (e)          680,668
                                                                                                 (6,187)(l)
                                                                                               (474,220)(n)
                                                            ------------        ---------     ----------        ------------
              Total liabilities and shareholders'
                 equity................................     $  2,051,975        $ 868,213     $(225,111)        $  2,695,077
                                                            ============        =========     ==========        ============

     See accompanying notes to unaudited pro forma consolidated financial statements.

        Notes to Unaudited Pro Forma Consolidated Financial Statements

(a)  Reflects the change in IFC's depreciation and amortization expense due to
     (i) depreciation of the step-up in its property, plant and equipment to fair value over estimated average useful lives ranging from 7 to 25 years, (ii) amortization of the identifiable intangible assets with definite lives at estimated fair value over estimated useful lives ranging from 3 to 15 years and (iii) elimination of its historical goodwill amortization which is included in selling, general and administrative expense (see Note (i)). This adjustment is based on the Company's estimated allocation of the purchase price for the acquisition of IFC. The Company will base the final allocation on appraisals that have not yet been completed.


(b) Reflects the following interest on the borrowings necessary to finance a portion of the acquisition of IFC:

                                                                           in thousands)
        Interest on the Incremental Tranche A Term Loan
          ($95,227 at 4.75%)..............................................  $    4,523
        Interest on New Tranche C Term Loan ($696,552 at
          5.25%)..........................................................      36,569
        Elimination of historical interest expense on the Company's
          existing tranche B term loan facility...........................     (32,552)
        Elimination of historical interest expense for the repaid
          portion of the Company's revolving credit facility..............      (2,295)
        Elimination of historical interest expense for the repaid
          portion of the Company's existing tranche A term loan facility..        (724)
                                                                            ----------
          Cash interest expense adjustment................................       5,521
        Amortization of estimated financing and amendment
          fees totaling $4,953............................................         708
        Elimination of amortization of prepaid financing fees
          for existing tranche B term loan facility.......................      (1,572)
                                                                            ----------
          Total adjustment................................................  $    4,657
                                                                            ==========

     For purposes of determining the adjustment to interest expense in the pro forma statement of operations, the current LIBOR rate was used with a credit spread of 2.75% for loans made under the additional $95.2 million aggregate principal amount of loans made available under the Company's Tranche A term loan facility by the amendment to the Company's bank senior credit facility (the "Incremental Tranche A Term Loan"), which is similar to the credit spread that is applicable to the Company's existing tranche A term loan, and a credit spread of 3.25% for loans made under the the Company's new tranche C term loan facility in an aggregate principal amount of $696.6 million (the "New Tranche C Term Loan"), which is the credit spread applicable under the terms of the amended senior credit facilities.

     Each 0.125% change in the interest rates payable on the Incremental Tranche A Term Loan and the New Tranche C Term Loan would change annual interest expense by $0.1 million and $0.9 million, respectively.


(c) Reflects the elimination of interest expense incurred by IFC on long-term debt that will not be assumed by the Company in the acquisition of IFC.


(d) Reflects the income tax effect of the pro forma adjustments at the combined effective income tax rate for Flowserve and IFC of 40.5%.


(e) Reflects the proceeds from the Company's equity sale of 9.2 million of its common shares at $31.50 per share, net of offering costs totaling approximately $14.0 million.


(f) Reflects the elimination of assets and liabilities the Company did not acquire under the terms of the Purchase and Sale Agreement, including cash balances, non-trade intercompany balances with Invensys and its subsidiaries (excluding IFC), current and deferred income tax balances, long-term debt and certain other balances.

(g) Reflects the estimated purchase accounting adjustment for capitalization of estimated manufacturing profit in inventory acquired with IFC. The pro forma statement of operations does not reflect the impact of the one-time adjustment on cost of sales during the period this inventory is sold.


(h) Reflects the estimated purchase accounting adjustment to IFC's property, plant and equipment to step-up the basis to estimated fair value net of a reduction for a capital lease not being assumed in the purchase. This adjustment is based on the Company's estimated allocation of the purchase price for the acquisition of IFC. The Company will base the final allocation on appraisals that have not yet been completed.


(i) Reflects the estimated net fair value adjustment to IFC's goodwill and other intangible assets as a result of the following estimated purchase price allocation:

                                                                          (in thousands)
        Cash paid at closing..........................................      $  535,000
        Cash to be paid for estimated direct acquisition costs,
        including financial advisory, legal, accounting and other costs          8,000
                                                                            ----------
        Aggregate purchase price......................................         543,000
        Book value of IFC's net assets................................        (474,220)
        Elimination of net balances not being acquired (see
          Note (f))...................................................         (54,474)
        Capitalized estimated manufacturing profit in
          inventory acquired..........................................          (4,713)
        Step-up in property, plant and equipment to fair
          value.......................................................         (32,555)
                                                                            ----------
        Net adjustment to goodwill and other intangible
          assets......................................................      $  (22,962)
                                                                            ==========

     This reflects the Company's estimates of the purchase price allocation for the acquisition of IFC, which may change upon completion of appraisals. Further, the Company may identify other assets and liabilities to which a portion of the purchase price will be allocated. The purchase price allocation also does not include an accrual for the Company's anticipated restructuring activities in connection with the acquisition of IFC. The Company has not yet performed a detailed analysis to identify and measure any adjustments that may be necessary to conform IFC's accounting policies under US GAAP with the Company's accounting policies.

     The adjusted pro forma balance of IFC's goodwill and other intangible assets is estimated to be comprised of the following:

                                                                          (in thousands)
        Goodwill......................................................      $  156,354
        Trademarks and trade names, indefinite lives..................          30,700
        Patents, to be amortized over 8 to 15 years...................          30,000
        Unpatented technology, to be amortized over
          15 years....................................................          27,000
        Noncompetition agreement, to be amortized over
          3 years.....................................................           3,800
                                                                            ----------
        Total pro forma goodwill and other intangible assets
          for IFC.....................................................      $  247,854
                                                                            ==========


     In July 2001, the FASB issued SFAS No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method. Additionally, SFAS No. 141 establishes specific criteria for the recognition of intangible assets separately from goodwill. SFAS No. 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition and became effective on January 1, 2002. The most significant changes made by SFAS No. 142 require that goodwill and indefinite lived intangible assets no longer be amortized and be tested for impairment at least on an annual basis. This provision of SFAS No. 142 applies to business combinations with acquisition dates after June 30, 2001. Additionally, the amortization period for intangible assets is no longer limited to 40 years. The pro forma income statement does not include amortization for goodwill and other intangible assets with indefinite useful lives acquired with IFC since the business combination was consummated after June 30, 2001. The Company has not eliminated amortization, totaling approximately $19 million, of the Company's goodwill and other intangible assets with indefinite useful lives from its historical financial statements for the year ended December 31, 2001.

     The purchase price payable by the Company in the acquisition of IFC is subject to upward or downward adjustment based on the net amount of intercompany payables and receivables owed by or to IFC as of April 30, 2002. In addition, the purchase price is subject to potential downward adjustment after the closing based on the amount by which IFC's EBITDA for the period from April 1, 2001 to March 31, 2002, as calculated in the manner set forth in the Purchase and Sale Agreement, is less than $81.0 million. The purchase price is also subject to downward adjustment after the closing based on the amount, if any, by which the net book value of IFC as of March 31, 2002, as calculated in the manner set forth in the Purchase and Sale Agreement, is less than $262.5 million. Finally, the purchase price is subject to potential upward or downward adjustment after the closing based on the net cash position of IFC as of the date of closing, as calculated in the manner set forth in the Purchase and Sale Agreement.

(j) Reflects financing fees and a portion of the amendment fees and other costs that were incurred to amend the Company's existing senior credit facilities and to enter into the New Tranche C Term Loan. These prepaid financing and amendment fees will be amortized over the term of the amended senior credit facilities of approximately seven years.

(k) Reflects the write-off of the unamortized balance of existing tranche B term loan facility prepaid financing fees as a result of refinancing the Company's existing tranche B term loan facility with a portion of the New Tranche C Term Loan (such portion, the "Refinancing Loan").


(l) Reflects the extraordinary loss of $10.4 million arising from the refinancing of the Company's existing tranche B term loan facility with the Refinancing Loan and a portion of the fees to amend the Company's existing senior credit facilities, net of $4.2 million of income taxes. The estimated income tax effects are based on the combined effective income tax rate for Flowserve and IFC of 40.5%.


(m) Reflects issuance of the Incremental Tranche A Term Loan and the portion of the New Tranche C Term Loan Facility used to finance the acquisition of IFC, as detailed in Note (b), to finance the acquisition of IFC, net of repayment of a portion of the borrowings under our revolving credit facility and the Company's existing tranche A term loan facility. Transaction costs and expenses not covered by the Company's additional borrowings under the amended senior credit facilities will be paid through additional borrowings under the Company's revolving credit facility.


(n)  Reflects the elimination of IFC's historical combined equity.